Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-129142) and related Prospectus of Columbus McKinnon Corporation for the registration of shares of its common stock and to the use of our report dated June 6, 2005, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation, and to the incorporation by reference therein of our reports dated June 6, 2005 with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation, Columbus McKinnon Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation, included in its Annual report (Form 10-K) for the year ended March 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York

October 26, 2005